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                                  Exhibit 5
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                             LEWIS, RICE & FINGERSH

                          A LIMITED LIABILITY COMPANY

                                ATTORNEYS AT LAW

                          500 N. BROADWAY, SUITE 2000
                         ST. LOUIS, MISSOURI 63102-2147

                               TEL (314) 444-7600
                               FAX (314) 241-6056

                                 July 13, 1995



Boatmen's Bancshares, Inc.
One Boatmen's Plaza
800 Market Street
St. Louis, Missouri 63101

      RE:  REGISTRATION STATEMENT ON FORM S-8 OF 1,500,000 SHARES
OF COMMON STOCK FOR THE BOATMEN'S BANCSHARES, INC. 1987 NON-QUALIFIED STOCK OPTION PLAN

Gentlemen:

      In connection with the registration of 1,500,000 shares of common stock, par value $1.00 per share (the "Shares"), of Boatmen's Bancshares, Inc. (the "Company") for issuance pursuant to the Boatmen's Bancshares, Inc. 1987 Non-Qualified Stock Option Plan (the "Plan"), you have requested that we furnish you with our opinion as to the legality of such issuance of the Shares.

      As counsel to the Company, we have participated in the preparation of its Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "Registration Statement") with respect to the Shares. We have examined and are familiar with the Company's Restated Articles of Incorporation, Bylaws as amended, records of corporate proceedings, the Plan and such other documents and records as we have considered appropriate.

      Based upon the foregoing, we are of the opinion that the Shares have been duly and validly authorized and will, when issued pursuant to the Plan, be legally issued, fully paid and non-assessable.

      We consent to the use of this opinion as an exhibit to the Registration Statement.

                                    Very truly yours,

                                    LEWIS, RICE & FINGERSH, L.C.

                                    /s/ Lewis, Rice & Fingersh, L.C.







      ST. LOUIS, MISSOURI * KANSAS CITY, MISSOURI * CLAYTON, MISSOURI * WASHINGTON, MISSOURI * BELLEVILLE, ILLINOIS * HAYS, KANSAS * LEAWOOD, KANSAS